Exhibit 10a

                       SEVERANCE AGREEMENT

     Agreement   dated   August  18,  1981   by  and   between
C. R. BARD, INC., a New Jersey corporation (the "Company") and
GEORGE T. MALONEY ("Executive").

                      W I T N E S S E T H :

     WHEREAS Executive has been employed by the Company since March 2, 1959, and is currently the Chief Operating Officer of the Company; and
     WHEREAS the Company desires to induce Executive to remain in its employ by protecting Executive against certain employment risks;
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and as an inducement to Executive, the parties hereto agree as follows:
1.   Right to Severance Payment
     Executive shall have the right, subsequent to any Change of Control, as defined in Section 3, to receive the Severance Payment provided for in Section 4 and the benefits described in Section 6 if (i) his employment terminates (whether voluntarily or involuntarily) prior to any

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termination of this Agreement and (ii) he delivers to the Company, prior to any termination of this Agreement, written notice of his intent to invoke the provisions of this Agreement (the "Severance Notice").
2.   Term of Agreement
     Subject to the next sentence of this Section 2, this Agreement shall continue in effect indefinitely unless there shall be a Change of Control, in which event this Agreement shall terminate on the third anniversary of the date of such Change of Control; provided, however, that if Executive ceases to hold his present or any higher office in the Company prior to any Change of Control, this Agreement may be terminated by the Board of Directors of the Company by mailing written notice of such termination to Executive at least 30 days prior to such Change of Control. Notwithstanding the foregoing, this Agreement shall terminate upon the earliest to occur of the following: (i) the death or permanent disability of Executive; (ii) termination of his employment at any time for willful misconduct, or (iii) the date which is two years prior to his earliest eligibility for normal retirement pursuant to the Company's retirement plan.
3.   Change of Control
     For purposes of this Agreement, a Change of Control shall mean
(a) the beneficial ownership at any time hereafter by any person, as defined herein, of capital stock of the Company, the voting power of which constitutes 20% or more of the general voting power
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of all of the Company's outstanding capital stock; or (b) a change in a majority of the Board of Directors of the Company during any period of two years or less. No sale to underwriters or private placement of its capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control. For purposes of this Agreement, the following definitions shall be applicable:
     (i) The term "person" shall mean any individual, corporation or other entity.

     (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Company

     (A) which that person owns directly, whether or not of record, or

     (B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise,

     (C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause
     (B) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933) of that person, or

     (D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause
     (B) above), by any other person with which that person or his "affiliate" or "Associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company,

     (iii) The outstanding shares of capital stock of the Company shall include shares deemed owned through application of clauses
(ii) (B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

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     (iv)  Shares of capital stock held by The Chase Manhattan Bank
N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this Agreement, so long as they are held by said Bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Company.
4.   Severance Payment
     The Severance Payment shall be an amount equal to three times the sum of
     (i) Executive's highest annual rate of base salary in the three year period immediately preceding a Change of Control; and
     (ii) the average of the annual bonuses earned by Executive in the three fiscal years of the Company immediately preceding the year in which a Change of Control occurs.
     The Severance Payment shall be in addition to and, except as provided in Section 6 with respect to other severance plans or programs maintained by the Company, shall in no way diminish, offset or reduce any other benefits or payments to which Executive may be entitled by reason of his employment with the Company and its subsidiaries.
5.   Method of Payment
     The Severance Payment shall be made to Executive in full on the tenth (10th) business day the ("Payment Date") following the later of (i) receipt by the Company of the Severance Notice or (ii) Executive's termination of employment, unless in the Severance Notice Executive shall elect to have the Severance Payment made in installments. If Executive chooses the installment method,
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one-quarter of the Severance Payment shall be paid to him on the
Payment Date and one-quarter on each of the next three
anniversaries thereof and, in the case of the latter three
payments, the amounts to be paid shall include interest from the Payment Date on the remaining unpaid balance of the Severance Pay-ment calculated at the Morgan Guaranty Trust Company prime rate as in effect from time to time.
6.   Continuation of Welfare Benefits
     The Company shall continue, for a period of one year after the date the Severance Notice is given to cover Executive under those welfare benefit plans including, but not limited to, life, health, and disability coverage, but not including any severance pay plan or program other than severance pay provided by this Agreement) which were applicable to him on the date of the Severance Notice at the same benefit levels then in effect (or shall provide their equivalent); provided that the coverage provided to Executive shall be no less favorable than that to which he was entitled immediately prior to the Change of Control.
7.   Miscellaneous
     (a) This Agreement shall be binding on the Company's successors and assigns. This Agreement shall not be assignable by Executive nor inure to the benefit of his heirs, except that after any Change of Control has occurred and Executive has given a Severance Notice, his right to receive the Severance Payment shall be freely transferable and shall inure to the benefit of his heirs and assigns.
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     (b)   Any notice, request, or other communication given
hereunder shall be in writing and if given by Executive to the Company, shall be sent by certified or registered mail, postage prepaid, addressed to the Company at 731 Central Avenue, Murray Hill, New Jersey 07974, Attention: Secretary, and if given by the Company to Executive, shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed to Executive at 22 Normandy Court, at Basking Ridge, New Jersey.
Either party may change the address to which notices, requests and other communications are to be addressed by notice given to the other in accordance with the provisions of this Section 7. Notices, requests and other communications shall be deemed to be given when received, which, in the case of notice given by mail, shall be the time indicated on the receipt therefor.
     (c) Nothing in this Agreement shall confer any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or any of its affiliates to terminate Executive's employment at any time, subject to Executive's right to receive the payments and other benefits hereunder.
     (d) If Executive should find it necessary to initiate any suit or proceeding or employ an attorney to enforce his rights under this Agreement, and if Executive is successful in such litigation, then he shall be entitled to recover from the Company,

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in addition to all other sums and relief granted in such
litigation, reasonable attorney's fees plus all costs and expenses of such action.
     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, this Agreement has been duly executed by Executive and on behalf of the Company by its duly authorized officer, all as of the day and year first above written.




                                   George T. Maloney /s/
                                   Executive




                                   C. R. BARD, INC.




                                   By:  Robert H. McCaffrey /s/


















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